Exhibit 10.28

February 11, 1997


Alliance Farms Cooperative Association
3315 North Oak Trafficway
Kansas City, MO 64116

Attention: President


Gentlemen:

Reference is made to the Master Loan Agreement (MLA No. E039), dated as of May 19, 1995 (the "MLA"), between CoBank, ACB ("CoBank") and Alliance Farms Cooperative Association (the "Company"), as supplemented by the Multiple Advance Term Loan Supplement (Loan No. E039T01), dated as of May 19, 1995 (the "Multiple Advance Supplement"), and the Revolving Term Loan Supplement (Loan No. E039T02), dated as of May 19, 1995 (the "Revolver Supplement"), and to the related Loan Agreement (No. T2300), dated September 21, 1994 (the "Original Loan Agreement"), as amended by the Term Loan Amendment (Loan No. 2300A), dated as of May 19, 1995 (the MLA and the Original Loan Agreement, as so supplemented and amended, together with all promissory notes, mortgages, deeds of trust, security agreements, waivers, consents and other documentation entered into with respect thereto or as contemplated thereby, being referred to herein as the "CoBank Loan Documentation").

Reference is further made to the Loan Agreement, dated as of November 27, 1996, between the Company and Farmland Industries, Inc. ("Farmland"), together with all promissory notes, mortgages, deeds of trust, security agreements, waivers, consents and other documentation entered into with respect thereto or as contemplated thereby, each in the form furnished to CoBank by the Company (the "Farmland Loan Documentation"), and to the Excess Feeder Pig Purchase Agreement (the "Farmland Pig Agreement") to be entered into between the Company and Farmland, in the form furnished to CoBank by the Company.

Reference is further made to the Subordination Agreement (the "Subordination Agreement") to be entered into between CoBank and Farmland, pursuant to which the loan evidenced by the Farmland Loan Documentation is being subordinated to the loan evidenced by the CoBank Loan Documentation.
As you know, pursuant to the CoBank Loan Documentation, CoBank has committed to make loans to the Company from time to time to finance the debt portion of the construction, development and start-up costs of up to five farrowing units and related support facilities upon the Company attaining specified equity investment levels. To date, CoBank has provided debt financing for two such farrowing units and related support facilities. We understand that, pursuant to the Farmland Loan Documentation, Farmland has committed to make up to $1,360,000 of loans (the "Farmland Loan") to the Company to finance a portion of the construction, development and start-up costs of the Company's second Wayne County, Illinois farrowing unit and related support facilities (the "Second Illinois Facilities"). In this regard, we note that the provision to the Company of the Farmland Loan, as well as the creation and incurrence of liens arising as a result thereof, presently are permitted under the second sentence of Section 9(A) and Section 9(B)(vii) of the MLA, based on your certification that the conditions specified in said sections have been satisfied..

The purpose of this letter is to inform you that CoBank hereby acknowledges, consents and agrees as follows:

     1.Pursuant to the exclusive right and privilege granted to CoBank under
       Section 3 of the Multiple Advance Supplement to extend the term of the Commitment (as defined in Section 1 of the Multiple Advance Supplement) beyond the scheduled February 28, 1997 expiration date, CoBank hereby extends the term of the Commitment (as defined in Section 1 of the Multiple Advance Supplement), subject to the conditions set forth in the Multiple Advance Supplement, up to but not including August 31, 1997.

     2.Subject to Farmland's execution and delivery of the Subordination
       Agreement, for purposes of the CoBank Loan Documentation, including, without limitation, Section 10(B) of the MLA, Section 1 of the Multiple Advance Supplement and Section 1 of the Revolver Supplement, the Farmland Loan shall be treated by CoBank as, or considered by CoBank in substitution for, an equity investment in the Company equal to $1,360,000 (i.e., "member's equity") until it is repaid in accordance with the Farmland Loan Documentation.

     3.CoBank hereby acknowledges, consents and agrees that neither the Company's execution and delivery of the Farmland Loan Documentation, nor the provision to the Company of the Farmland Loan and the continued existence of any indebtedness or liability for borrowed money with respect thereto, nor the creation, incurrence and continued existence of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance on any property or assets, real or personal, of the Company in connection with the Farmland Loan, shall cause the Company to be in violation of any of its representations, warranties, covenants and agreements in the CoBank Loan Documentation and shall not constitute a default or event of default thereunder.

     4.CoBank hereby consents to the performance by the Company, subject to the terms and conditions of the Subordination Agreement, of the Company's obligations, covenants and agreements under the Farmland Loan Documentation in accordance with the terms and conditions thereof, including, without limitation, the repayment in full of the principal and accrued interest under the promissory note evidencing the Farmland Loan on the first to occur of (a) the closing date with respect to the Company's next issuance and sale of a block of at least 17 shares of its common stock, $.01 par value, and (b) the 27th day of November 2006.

     5.CoBank hereby consents to the Farmland Pig Agreement, and to the performance by the Company of its obligations, covenants and agreements thereunder in accordance with the terms and conditions thereof.

Please be advised that the effect of this letter shall be limited to the matters addressed herein and shall not otherwise operate as a waiver of (a) any right, power or remedy of CoBank under the CoBank Loan Documentation, or (b) any Event of Default under the CoBank Loan Documentation. Except as contemplated hereby, all of the terms conditions and covenants of the CoBank Loan Documentation shall remain unaltered and in full force and effect and are hereby ratified and confirmed. Please acknowledge your receipt and acceptance of this letter by signing a copy of this letter in the space provided below and returning such copy to the undersigned.

Sincerely,

COBANK, ACB


By:

RECEIVED AND ACCEPTED THIS
11th DAY OF FEBRUARY, 1997

ALLIANCE FARMS COOPERATIVE ASSOCIATION


By: